UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 10, 2011

STANDARD MICROSYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-7422	11-2234952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Arkay Drive, Hauppauge, New York     11788
(Address of principal executive offices) (Zip Code)

(631) 435-6000
(Registrant's telephone number, including area code)

N/A
(Former  name,  former  address and former  fiscal year,  if changed  since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under theExchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) The Registrant has appointed Richard Steinle, 39, as Chief Accounting Officer of the Registrant, effective as of November 10, 2011.  Mr. Steinle joined the Registrant as Corporate Controller on October 4, 2010.  Prior to becoming employed by the Registrant, Mr. Steinle served as Corporate Controller at Ames True Temper, Inc. (“Ames”) from 2007 until joining the Registrant, and previously was the Director of Financial Planning and Analysis at Ames from 2006 until his appointment as Corporate Controller.

Except as stated herein, there is no arrangement or understanding between Mr. Steinle and any other persons pursuant to which Mr. Steinle was appointed to his new position.  There are no related party transactions between Mr. Steinle and the Registrant.  There is no family relationship between Mr. Steinle and any other executive officer or director of the Registrant.

Mr. Steinle will receive an annual base salary of $210,000 effective immediately, and an annual incentive bonus target of  forty percent (40%) of his salary, effective March 1, 2012, pursuant to the Registrant’s Management Incentive Plan, a copy of which was previously filed as Exhibit 10.1 to the Registrant’s Form 10-Q filed on October 5, 2010.  Mr. Steinle is also eligible to receive the Salary Grade 14 Severance Benefits under the Registrant’s Executive Severance Plan (the “Plan”), a copy of which was previously filed as Exhibit 10.23 to the Registrant’s Form 10-K filed on April 28, 2010.  Mr.Steinle  will execute an indemnity agreement with the Registrant, pursuant to which the Registrant is obligated to indemnify Mr. Steinle in certain circumstances.  The form of indemnity agreement is Exhibit 10.1 to the Registrant’s 8-k dated November 23, 2005.

(b) Kris Sennesael,who had been serving as the Registrant’s Principal Accounting Officer, will no longer continue in that capacity.  Mr. Sennesael will continue to serve as the Registrant’s Senior Vice President and Chief Financial Officer.

SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned thereunto duly authorized.

STANDARD MICROSYSTEMS CORPORATION

(Registrant)

Date: November 14, 2011	By:	/s/ Walter Siegel
Walter Siegel
Senior Vice President and
General Counsel